PORTA SYSTEMS CORP.
6851 Jericho Turnpike
Syosset, New York 11791

May 8, 2008

Cheyne Capital Management (UK) LLP
Stornoway House
13 Cleveland Row
London SW1A 1DH
United Kingdom

Ladies and Gentlemen:

This Agreement will confirm and set forth our agreement and understanding with respect to the senior debt of Porta Systems Corp. (the "Company") held by Cheyne Special Fund, L.P. ("Cheyne"), as follows.

1. As of the date of this Agreement, Cheyne held the following debt of the Company, all of which is senior debt and secured by a first-priority perfected security interest on all assets of the Company and its subsidaries:

(a) The Company's secured promissory note in the principal amount of $23,373,000 at December 31, 2007, which, as a result of extensions granted through the date of this Agreement, is due on September 1, 2008 (the "Old Note") issued pursuant to the Loan Agreement (as defined in the New Note referred to below).

(b) The Company's secured note in the principal amount of $1,000,000, which bears interest at the six-month LIBOR rate plus 10%, which is due on September 1, 2008 (the "New Note").

2. Cheyne and the Company agree that, subject to the terms and conditions set forth in this Agreement, on the Proposed Closing Date:

(a) Cheyne and the Company will exchange the principal of the Old Note in excess of $10,000,000 for 70% of the Company's common stock, after giving effect to a proposed one-for-11.11 reverse split (the "Reverse Split") and the other stock issuances described in this Agreement. Any unpaid interest on $10,000,000 principal amount accrued through June 30, 2008, which is expected to be approximately $1,250,000, will be added to principal and paid as set forth in Section 2(b).

(b) the Company will issue a modified promissory note in favor of Cheyne for the remaining $11,250,000 principal amount of the Old Note to provide for payments of interest of $351,156 on September 30, 2008 and December 31, 2008 and thereafter at 12½% per annum on the outstanding principal amount, payable quarterly in arrears, and payments of principal in twelve quarterly installments each in the amount of $250,000, with the first payment of principal becoming due on December 31, 2008, followed by 13 quarterly installments of principal each in the amount of $500,000, with a final payment of $1,750,000 becoming due on March 31, 2015. If the accrued interest to the closing date is an amount other than $1,250,000, the final payment will be adjusted accordingly. The Old Note, as reduced and modified pursuant to this Agreement, is referred to as the "Amended

Note." Conforming changes to such note, the Loan Agreement, the New Note and related documentation, and related changes thereto reasonably satisfactory to Cheyne in furtherance hereof, will be made as appropriate. All such documentation shall be in form and substance reasonably satisfactory to Cheyne.

3. Without limiting the foregoing, the Amended Note shall include the following provisions:

(a) The Amended Note as well as the New Note will continue to be secured by the same first priority perfected security interest in all of the assets of the Company and its subsidiaries that is in effect for the Old Note.

(b) Principal and accrued interest on the Amended Note as well as the New Note will be accelerated and become immediately due and payable on notice from the holder in the event of a failure to make any required payment thereon, a change of control, sale of a division, or sale of material portion of the Company's assets without the consent of the holder (in addition to the events constituting events of default thereunder on the date hereof). All or part of the Amended Note may be prepaid at anytime without payment of any penalty or premium.

(c) The Company shall be prohibited from making any payments with respect to principal and interest on the Company's convertible debentures in the principal amount of $385,000, on which there is accrued interest of $183,000 at December 31, 2007, except to the extent that any or all the holders thereof shall have agreed to convert the principal and interest of their debentures into (i) their respective percentage, based on their percentage ownership of the principal amount of convertible debentures presently outstanding, of the Company's subordinated notes in the amount of $100,000 and (ii) 1% of the Company's outstanding common stock after giving effect to the Reverse Split.

4. The maturity date of the New Note will be extended from September 1, 2008 to September 1, 2010 on the same terms. Principal and interest payments shall be payable on the first day of each calendar month (a "Payment Date") commencing on August 1, 2008 in the amount equal to the amount by which the excess of the average cash balance of the Company exceeds $250,000, exclusive of the proceeds of the New Note, for the three full Business Weeks ending immediately prior to such Payment Date. The Company may prepay the principal due under the New Note, together with accrued interest thereon, in whole or in part, without penalty. Interest shall accrue and be payable on the outstanding principal balance of the New Note at an amount equal to the six-month rate of LIBOR as reported in the Money Rate Section of the Wall Street Journal on the Payment Date plus 10%. Interest shall be calculated on the basis of a year of 365 days, and charged for the actual number of days elapsed. Any interest due on a Payment Date which remains unpaid shall be added to principal and shall bear interest at the same rate as provided in the New Note.

5. Until the completion of the debt restructuring contemplated by this Agreement, Cheyne shall have the right to designate two members of the Company's board of directors each of whom will be an independent director, as defined by the rules of the Nasdaq Stock Market.

6. It shall be a condition to Cheyne's obligations hereunder, including without limitation to effect the debt restructuring contemplated by this Agreement, that the following conditions to closing shall have been met to Cheyne's reasonable satisfaction by August 31, 2008, or such later date as may be approved by Cheyne in writing (the "Proposed Closing Date"):

(a) The Company shall have completed the Reverse Split, which will have the effect of reducing the outstanding common stock from 10,053,617 shares to 904,826 shares. Since the Company contemplates that fractional shares will round up to the next higher whole number of shares,

the actual number will be greater than 904,826 shares. All of the Company's outstanding options shall be unaffected by the Reverse Split.

(b) The holders of the Company's outstanding subordinated notes in the principal amount of $6,144,000, together with accrued interest of $6,900,000 at December 31, 2007, shall have converted their notes and all accrued interest into (i) subordinated notes in the principal amount of $1,750,000 and (ii) 14% of the Company's outstanding common stock after giving effect to the Reverse Split and the other issuances contemplated by this Agreement.

(c) The notes issuable pursuant to Sections 6(b) and 3(c) of this Agreement will bear interest at 10% per annum payable quarterly in arrears and will be amortized based on a 25-year amortization schedule and mature seven and one-year years after issuance. The annual payments on these notes will be approximately $202,100, with final payments in the aggregate amount of $1,705,000 due seven and one-half years after the issuance of the notes. The note issuable pursuant to Section 6(b) limits the amount of senior debt to $17,500,000. No "senior debt" for such purpose, other than that held by Cheyne on the closing date of the debt restructuring contemplated hereby, shall be outstanding on such date.

(d) The Company shall have agreed to continue to pay certain unfunded pension liabilities to former officers which liabilities were $1,219,000 at December 31, 2007, at the present amounts, which currently aggregate $6,000 per month, and such payments will continue at the current rates until the Company's obligations are satisfied.

(e) At December 31, 2007. the Company owed its current board members a total of $203,000. These claims will be settled by payment of $203,000, without interest, on February 15, 2009.

(f) The Company shall have entered into agreements, with:

(i) The Company's Korean joint venture partner pursuant to which the Company shall have agreed to pay or shall have paid $53,163 in full settlement of all of the Company's obligations to the Korean joint venture partner.

(ii) Amounts owed to two law firms of approximately $1,246,000 as of December 31, 2006, shall have been restructured to pay $1,000 per week to each firm, effective January 1, 2007 through June 30, 2008, with a bullet payment on July 1, 2008 of $200,000 to each firm. To the extent that either of such firms shall not have received monthly payments pursuant to this schedule, the Company shall pay the unpaid balance on July 1, 2008.

(g) The Company shall have issued to officers and key employees of the Company 6% of its outstanding common stock after giving effect to the Reverse Split.

(h) The Company shall have agreed to obtain key person life insurance of $1,000,000 on each of Edward Kornfeld and John Terrill, with the proceeds to by payable to Cheyne, such policy and proceeds to be additional security for payment of the Company's notes and indebtedness to Cheyne.

7. The following table sets forth the allocation of common stock after giving effect to the Reverse Split and debt restructuring:

Group	Number of shares	Percentage
Cheyne	7,038,236	70.00%
Common stockholders	904.916	9.00%
Reserved for holders of the subordinated notes	1,407,647	14.00%
Holders of the convertible debentures	100,546	1.00%
Management	603,277	6.00%
Total	**10,054,622**	**100.00%**

8. For services relating to the debt restructing, the Company has agreed to pay Advicorp, PLC a fee of $200,000, payable without interest in twenty five equal monthly installments of $8,000 which are due from January 2009 until January 2011. In addition, the Company will issue to Advicorp five-year warrants to purchase 2% of the common stock, after giving effect to the exercise of the warrants, at an exercise price equal to the average closing price of the Company's common stock on the five trading days commencing with the first trading day which follows the 30th day after the effective date of the Reverse Split.

9. The following table sets forth the allocation of common stock after giving effect to the Reverse Split, the debt restructuring, the issuance of the warrants to Advicorp and the outstanding stock options:

Group	Number of shares	Percentage
Cheyne	7,038,236	67.58%
Common stockholders	904,916	8.69%
Holders of the subordinated notes	1,407,647	13.52%
Reserved for holders of convertible debentures	100,546	0.97%
Management	603,277	5.79%
Outstanding options	159,000	1.53%
Advicorp	201,072	1.93%
Total	**10,414,694**	**100.00%**

10. In the tables in Sections 7 and 9 of this Agreement:

(a) The actual number of shares held by the common stockholders is an estimate. Stockholders who would otherwise be entitled to receive fractional shares of common stock in the Reverse Split will be entitled to receive such additional fractional share as will result in the holder having a whole number of shares.

(b) The percentage of shares issuable to Advicorp on exercise of its warrants reflects potential dilution for the exercise of outstanding options.

11. If the debt restructuring is not completed by the Proposed Closing Date, either party may terminate this Agreement on ten days' notice, in which event neither party shall have any obligation to the other with respect to the debt restructuring contemplated by this Agreement.

12. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered by overnight courier or messenger service against receipt thereof or by facsimile transmission or similar means of communication if receipt is confirmed. Notices shall be deemed to have been received on the date of delivery or attempted delivery if delivered by overnight courier or messenger service or by facsimile (if receipt is confirmed) or five business days if sent by certified or registered mail. Notices shall be sent to the parties at their respective addresses set forth at

on the signature page of this Agreement to the attention of the person executing this Agreement on behalf of such party. A copy of any notice shall be sent in like manner, with respect to the Company, to Katsky Korins, LLP, 605 Third Avenue, New York, New York 10158, facsimile (212) 716-3351, Attention of Warren H. Esanu, Esq., and, with respect to Cheyne, to Mr. Matthew Addison, Cheyne Capital Management (UK) LLP, Stornoway House, 13 Cleveland Row, London SW1A 1DH, facsimile (+44 207) 031 7601. Either party may, by like notice, change the address, person or facsimile number to which notice shall be sent.

13. This Agreement constitutes the entire agreement of the Company and Cheyne as to the subject matter hereof, superseding all prior written or prior to contemporaneous oral understanding or agreements, including any previous agreements, or understandings with respect to the subject matter covered in this Agreement; provided, however, that until the debt restructuring contemplated by this Agreement is completed, Cheyne's rights and the Company's obligations to Cheyne shall be unaffected by this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

14. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators, and assigns.

15. This Agreement shall be governed by the laws of the State of New York applicable to agreements executed and to be performed wholly within such state, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought solely in the federal or state courts located in the County of New York in the State of New York, and, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Section 12 of this Agreement (other than by facsimile), or (y) by any other method of service permitted by law.

16. The Company hereby agrees to do and perform all such further acts and execute and deliver all such further instruments and documents as shall be requested by Cheyne as shall be necessary or desirable to further effectuate the purposes of this Agreement. It is understood that any equity or debt instruments deliverable to Cheyne hereunder shall, at Cheyne's written direction to the Company, be issued to Cheyne or one of its affiliates designated by Cheyne at its sole option and discretion.

17. The Company hereby represents that it has no present intention to file for bankruptcy protection under Chapter 11 or under any other bankruptcy or insolvency law in connection with any default currently existing or in connection with any of the instruments contemplated hereby.

18. If any of the terms, conditions or provisions of this Agreement is hereafter construed to be invalid or unenforceable, it is the intention of the parties that the same shall not affect the remainder of the terms, conditions or provisions of this Agreement, which shall be given full effect without regard to the invalid portions.

Please confirm your agreement with the foregoing by signing this letter and returning it to the Company.

Very truly yours,

Address, Facsimile No. and E-Mail	Signature
	PORTA SYSTEMS CORP.
6851 Jericho Turnpike Syosset, New York 11791 Facsimile: (516) 682-4655 E-mail: edward.kornfeld@portasystems.com	By: [signature] Edward B. Kornfeld Chief Executive Officer
Cheyne Capital Management (UK) LLP Stornoway House 13 Cleveland Row London SWIA 1DH United Kingdom Facsimile: E-mail:	AGREED TO AND ACCEPTED, this 8th day of May, 2008 CHEYNE SPECIAL SITUATIONS FUND, L.P. by Cheyne Capital Management (UK) LLP, acting in its capacity as Investment Manager By: [signature] Name: Matthew E. Addison Title:

CONSENT AND GUARANTEE

Each of the undersigned affiliates of Porta Systems Corp. ("Porta") is aware of the terms and conditions of the attached Agreement, dated May 8, 2008, and hereby consents to such Agreement and agrees to guarantee the obligations of Porta owing to Cheyne Special Situations Fund, L.P. ("Cheyne") under such Agreement and to take all acts and execute all documents reasonably required by Cheyne to secure such guarantee.

ASTER CORPORATION

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PORTA FOREIGN SALES CORP.

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PORTA SYSTEMS EXPORT CORP.

By: [signature]
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PORTA SYSTEMS INTERNATIONAL CORP.

By: [signature]
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PORTA SYSTEMS LEASING CORP.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS OVERSEAS CORP.

By: Michael A. Tancredi
Name: ______________________
Title: ______________________

LERO INDUSTRIES LTD.

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PORTA SYSTEMS, LIMITED

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VANDERHOFF COMMUNICATIONS LTD.

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PORTA SYSTEMS S.A. de C.V.

By: [signature]
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Title: ______________________

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